Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Ideal Power Inc. (the “Company”) on Form 10-K for the year ending December 31, 2017 as filed with the Securities and Exchange Commission (the “Report”), we, R. Daniel Brdar, Chief Executive Officer (Principal Executive Officer) and Timothy Burns, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 30, 2018

/s/ R. Daniel Brdar

R. Daniel Brdar

Chief Executive Officer

(Principal Executive Officer)

/s/ Timothy Burns

Timothy Burns

Chief Financial Officer

(Principal Financial and Accounting Officer)